EXHIBIT 11.1

                        SEACOR SMIT INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          Three Months Ended       Three Months Ended
                                                                            March 31, 1997           March 31, 1996
                                                                        ----------------------   ----------------------
   EARNINGS PER COMMON SHARE - ASSUMING NO
      DILUTION, AS ADJUSTED  FOR COMMON
      STOCK EQUIVALENTS (a)..........................................$                 2.03(a) $                .63(a)
                                                                        =======================  ========================

   Weighted average shares outstanding...............................              13,925,248                9,831,100
   Shares issuable from assumed conversion of
       common stock equivalents (a)..................................                 235,227                  206,185
                                                                        -----------------------  ------------------------
         Weighted average shares outstanding, as adjusted............              14,160,475               10,037,285
                                                                        =======================  ========================

   EARNINGS PER COMMON SHARE - ASSUMING FULL
      DILUTION                                                        $                  1.79  $                  .56
                                                                        =======================  ========================

   Weighted average shares outstanding...............................              13,925,248                9,831,100
   Shares issuable from assumed conversion of
       common stock equivalents......................................                 236,912                  237,923
   Shares issuable from assumed conversion of
       6.0% Convertible Subordinated Notes...........................                       -                2,156,083
   Shares issuable from assumed conversion of
       2.5% Convertible Subordinated Notes...........................                       -                  156,650
   Shares issuable from assumed conversion of
       5-3/8% Convertible Subordinated Notes.........................               2,844,694                        -
                                                                        -----------------------  ------------------------
         Weighted average shares outstanding, as adjusted............              17,006,854               12,381,756
                                                                        =======================  ========================
   NET INCOME FOR EARNINGS PER COMMON
       SHARE COMPUTATION :
   Net income for earnings per common share
       computation - assuming no dilution............................ $                28,762  $                 6,323
       Interest on 6.0% Convertible Subordinated Notes,
         net of income tax effect....................................                       -                      539
       Interest and debt discount on 2.5% Convertible
         Subordinated Notes, net of income tax effect................                       -                       37
       Interest on 5-3/8% Convertible Subordinated Notes,
         net of income tax effect....................................                   1,693                        -
                                                                        -----------------------  ------------------------
   Net income for earnings per common share
       computation - assuming full dilution.......................... $                30,455  $                 6,899
                                                                        =======================  ========================


(a) This computation is submitted in accordance with Regulation S-K item 601 (b)(11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.